As filed with the Securities and Exchange Commission on June 9, 2022.

Registration No. 333-261812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOFRONTERA INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-3765675
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

120 Presidential Way, Suite 330

Woburn, MA 01801

Telephone: 781-245-1325

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Erica L. Monaco

Chief Executive Officer

Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn, MA 01801

Telephone: 781-245-1325

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Older, Esq. Andrew J. Terjesen, Esq. McGuireWoods LLP 1251 Avenue of the Americas 20th Floor New York, NY 10020 Telephone: 212-548-2100	Daniel Hakansson Corporate Counsel Biofrontera Inc. 120 Presidential Way, Suite 330 Woburn, MA 01801 Telephone: 781-486-1510

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-261812) is being filed to deregister all of the securities that remain unsold under the registration statement as of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 2 shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No.2 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-261812) (the “Registration Statement”) of Biofrontera Inc. (the “Registrant”), initially filed on December 21, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 23, 2021, is being filed to terminate the Registration Statement and deregister all of the securities registered under the Registration Statement that remain unsold (the “Unsold Securities”) as of the date hereof, consisting of 2,857,143 shares of the Registrant’s common stock, par value $0.001 issuable upon the exercise of warrants to purchase a share of common stock at an exercise price of $5.25 per share held by the selling stockholder (the “Selling Stockholder”) named in the Registration Statement.

The resale of the Unsold Securities has now been registered as part of the Registrant’s Registration Statement on Form S-1 (File No. 265467) (the “New Registration Statement”) which was filed to register the resale of all securities of the Selling Stockholder, including those acquired in a subsequent private placement. The New Registration Statement was filed on June 7, 2022 and declared effective by the Commission at 4:30 PM Eastern time on June 9, 2022.

This Amendment is being filed to terminate the Registration Statement since Rule 415(a)(6) does not apply to the Registration Statement and therefore the Registration Statement is not deemed as of the date of the effectiveness of New Registration Statement registering the resale of the Unsold Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Woburn, Commonwealth of Massachusetts, on June 9, 2022.

BIOFRONTERA INC.

By:	/s/ Erica L. Monaco
Name:	Erica L. Monaco
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Erica Monaco	Chief Executive Officer	June 9, 2022
Erica Monaco	(Principal Executive Officer and Principal Financial Officer))

*	Senior Director Finance	June 9, 2022
Erica Gates	(Principal Accounting Officer)

*	Executive Chairman and Director	June 9, 2022
Hermann Lübbert

*	Director	June 9, 2022
John J. Borer

*	Director	June 9, 2022
Loretta M. Wedge

*	Director	June 9, 2022
Beth J. Hoffman

*	Director	June 9, 2022
Kevin D. Weber

*By:	/s/ Daniel Hakansson
Attorney-in-fact